UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2020

Exterran Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 Equity Drive

Houston, Texas 77041

(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $0.01 par value per share	EXTN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exterran Corporation (the “Company”) is a Delaware corporation. Section 203 (“Section 203”) of the Delaware General Corporation Law (the “DGCL”) prohibits a Delaware corporation from engaging in certain business combination transactions with an “interested stockholder” (generally, a stockholder who, with its affiliates and associates, holds at least 15% of the corporation’s common stock) for a period of three years after the date of the transaction in which the person became an interested stockholder. An exception exists if the transaction that resulted in the interested stockholder becoming an interested stockholder is pre-approved by the corporation’s board of directors.

As of February 10, 2020, funds managed by and affiliated with Chai Trust Company, LLC (“Chai Trust”) collectively hold 4,631,691 (or approximately 14.02%) of the Company’s Common Stock (the “Common Stock”).

On February 28, 2020, the Company’s Board of Directors (the “Board”) approved, for purposes of Section 203, the purchase by Chai Trust or funds managed by or affiliated with Chai Trust (the “Chai Trust Funds”) additional shares of Common Stock. This approval for purposes of Section 203 terminates if Chai Trust and its controlled affiliates do not collectively acquire beneficial ownership of more than 15% of the outstanding Common Stock prior to March 1, 2021.

In connection with this pre-approval, the Company and Chai Trust executed an agreement on February 29, 2020 (the “Chai Trust Agreement”). Under the Chai Trust Agreement, Chai Trust agrees that from February 29, 2020 until the termination of the Chai Trust Agreement (the “Standstill Period”,) and subject to certain exceptions, it shall not, and shall cause its current and future controlled affiliates not to (Chai Trust and such controlled affiliates being referred to as the “Prohibited Persons”), directly or indirectly:

•	acquire, propose or agree to acquire, by purchase or otherwise, shares of the Common Stock if such acquisition would result in the Prohibited Persons collectively having beneficial ownership of more than 24.99% of the then outstanding shares of Common Stock, subject to exceptions for acquisitions by way of stock dividends or other distributions by the Company and for certain permitted acquisition transactions that are approved by the Board;

•	form or join any group with respect to the Common Stock other than a group, if any, consisting solely of Prohibited Persons;

•	deposit any Common Stock in a voting trust or subject any Common Stock to any voting agreement or similar arrangement;

•	engage in any solicitation of proxies or intentionally and deliberately advise, encourage or influence any person with respect to the voting of any securities of the Company; or

•	present to the Company or to any third party any proposal for a change of control of the Company, or seek representation on the Board, subject to exceptions that allow for private discussions between a Prohibited Person and the Company that would not be required to be disclosed under applicable federal securities laws.

The foregoing provisions will remain in effect until the earliest to occur of the (i) the date that is three years after the date of the Chai Trust Agreement, (ii) the date that the Company announces a change of control or other extraordinary transaction, or (iii) the date that any person (other than a Prohibited Person) commences a tender offer to acquire at least a majority of the Common Stock.

The foregoing description of the Chai Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Chai Trust Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Chai Trust Agreement, dated February 29, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Valerie L. Banner
Valerie L. Banner
Senior Vice President and General Counsel

Date: March 2, 2020

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